CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 29, 2019
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS IMPROVED YEAR OVER YEAR RESULTS FOR FIRST QUARTER 2019 AND ANNOUNCES SALE OF MORTGAGE SERVICING RIGHTS

Highlights

▪	Quarterly net income available to common stockholders of $31.5 million in comparison with $23.3 million for the first quarter of the prior year, an increase of $8.2 million or 35%
▪	Diluted earnings per common share of $0.91 in comparison with $0.76 for the first quarter of the prior year, an increase of $0.15 or 20%
▪	Net interest margin of 4.12%, fully tax-equivalent (non-GAAP)(1) of 4.18%
▪	Return on average common equity of 9.56% and return on average tangible common equity (non-GAAP)(1) of 15.24%
▪	Tangible common equity ratio (non-GAAP)(1) of 8.60% in comparison to 7.59% at March 31, 2018
▪	Efficiency ratio, fully tax-equivalent (non-GAAP)(1) of 65.23% in comparison with 68.21% for the first quarter of 2018
▪	Completed the sale of Citizens Finance consumer loan portfolios and the sale of two branches at Wisconsin Bank & Trust
▪	Signed an agreement to sell mortgage servicing rights of Dubuque Bank and Trust Company on April 26, 2019

	Three Months Ended March 31,
	2019	2018
Net income available to common stockholders (in millions)	$31.5	$23.3
Diluted earnings per common share	0.91	0.76

Return on average assets	1.13%	0.97%
Return on average common equity	9.56	9.32
Return on average tangible common equity (non-GAAP)(1)	15.24	13.85
Net interest margin	4.12	4.19
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.18	4.26
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	65.23	68.21

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland reported improved first quarter results with net income of $31.5 million, which was an impressive increase of $8.2 million or 35 percent over the same quarter of last year. We had a solid net interest margin and improved tangible common equity ratio."

Lynn B. Fuller, executive operating chairman, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 29, 2019-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $31.5 million, or $0.91 per diluted common share, for the quarter ended March 31, 2019, compared to $23.3 million, or $0.76 per diluted common share, for the first quarter of 2018. Return on average common equity was 9.56% and return on average assets was 1.13% for the first quarter of 2019, compared to 9.32% and 0.97%, respectively, for the same quarter in 2018.

Commenting on Heartland’s first quarter results, Lynn B. Fuller, Heartland’s executive operating chairman, said, "Heartland reported improved first quarter results with net income of $31.5 million, which was an impressive increase of $8.2 million or 35 percent over the same quarter of last year. We had a solid net interest margin and improved tangible common equity ratio."

In keeping with its focus on core businesses and execution of strategic priorities, Heartland completed the sale of two branch locations of Wisconsin Bank & Trust and sold the consumer finance loan portfolios totaling approximately $67 million of Citizens’ Finance Company. Furthermore, during the quarter, Heartland announced an agreement to sell two branches of Dubuque Bank and Trust Company, which resulted in the reclassification of $20.3 million of loans and $77.0 million of deposits as held for sale. This transaction, along with two previously announced branch sales at Illinois Bank & Trust and Citywide Banks, is expected to close in the second quarter of 2019. Heartland also reclassified commercial loans with balances of $11.8 million at March 31, 2019, to held for sale as part of a plan to exit a small lease portfolio.
On April 26, 2019, Dubuque Bank and Trust Company signed an agreement to sell substantially all its mortgage servicing rights to PNC Bank, N.A., headquartered in Pittsburgh, Pennsylvania. The servicing rights had an estimated fair value of $37.0 million and a book value of $21.0 million as of March 31, 2019. The portfolio contained approximately 20,300 of serviced residential mortgage loans with unpaid principal balances of $3.35 billion as of March 31, 2019. The serviced loans are primarily owned by Fannie Mae and Freddie Mac. The transaction has been approved by Fannie Mae and Freddie Mac and is expected to close on April 30, 2019. In the agreement, which includes customary terms and conditions, Dubuque Bank and Trust Company will provide interim servicing of the loans until the transfer date, which is expected to be in August 2019.

"During the fourth quarter of 2018, Heartland outsourced mortgage loan originations in many of our markets, and now, as a natural extension, we have decided to sell our mortgage servicing rights," said Bruce K. Lee, Heartland's president and chief executive officer.

After the completion of this transaction, Heartland will continue to originate and service conventional residential mortgages through its PrimeWest Mortgage Corporation subsidiary in Texas.

Net Interest Income Increases, Net Interest Margin Decreases, from First Quarter of 2018

Net interest margin, expressed as a percentage of average earning assets, was 4.12% (4.18% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2019, compared to 4.28% (4.34% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2018 and 4.19% (4.26% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2018.

"We are pleased with the continued strength of our fully tax-equivalent net interest margin. Our net interest margin declined 16 basis points from last quarter, which was in line with our expectations due to the sale of our higher yielding consumer finance loan portfolios in the beginning of 2019," Lee said.

Growth in total interest income on a tax-equivalent basis was primarily due to recent increases in market interest rates and the increase in average earning assets. Total interest income for the first quarter of 2019 was $120.7 million compared to $101.2 million recorded in the first quarter of 2018, an increase of $19.5 million or 19%. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.4 million for the first quarter of 2019 and $1.5 million for the first quarter of 2018. With these adjustments, total interest income on a tax-equivalent basis was $122.1 million for the first quarter of 2019, an increase of $19.4 million or 19%, compared to total interest income on a tax-equivalent basis of $102.8 million for the first quarter of 2018. Average earning assets increased $1.27 billion or 14% from the first quarter of 2018, which was primarily attributable to the acquisitions completed in 2018. The average rate on earning assets increased 19 basis points to 4.89% for the first quarter of 2019 compared to 4.70% for the same quarter in 2018.

Increases in total interest expense were primarily due to recent increases in market interest rates and deposit growth from recent acquisitions. Total interest expense for the first quarter of 2019 was $17.8 million, an increase of $8.1 million or 84% from $9.6 million in the first quarter of 2018. The average interest rate paid on Heartland's interest bearing liabilities increased to 1.09% for the first quarter of 2019 compared to 0.69% for the first quarter of 2018, which was primarily due to recent increases in market interest rates. Average interest bearing deposits increased $889.5 million or 17% to $6.16 billion for the quarter ended March 31, 2019, from $5.27 billion in the same quarter in 2018, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 43 basis points to 0.87% for the first quarter of 2019 compared to 0.44% for the same quarter in 2018. Average borrowings increased $38.3 million or 9% to $466.2 million during the first quarter of 2019 from $427.9 million during the same quarter in 2018. The average interest rate paid on Heartland's borrowings was 3.96% for the first quarter of 2019 compared to 3.66% in the first quarter of 2018.

Net interest income was $103.0 million during the first quarter of 2019 compared to $91.6 million during the first quarter of 2018, an increase of $11.4 million or 12%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $104.4 million during the first quarter of 2019 compared to net interest income on a tax-equivalent basis of $93.1 million during the first quarter of 2018, an increase of $11.2 million or 12%.

Noninterest Income and Noninterest Expense Increase from First Quarter 2018

Total noninterest income was $26.7 million during the first quarter of 2019 compared to $24.7 million during the first quarter of 2018, an increase of $2.0 million or 8%. Significant changes by noninterest income category were:

•
Service charges and fees increased $2.7 million or 27% to $12.8 million for the first quarter of 2019 compared to $10.1 million for the same quarter of 2018. Service charges related to credit card income increased $1.1 million or 48% to $3.3 million for the first quarter of 2019 from $2.3 million for the same quarter of 2018. The remainder of the increase in service charges was primarily attributable to Heartland's larger customer base as a result of recent acquisitions.

•
Net gains on sale of loans held for sale totaled $3.2 million during the first quarter of 2019 compared to $4.1 million during the same quarter in 2018, which was a decrease of $875,000 or 22%, primarily due to the outsourcing of Heartland's legacy mortgage lending operations in the fourth quarter of 2018.

For the first quarter of 2019, total noninterest expense was $88.2 million compared to $83.6 million during the first quarter of 2018, an increase of $4.6 million or 5%. Significant changes by noninterest expense category were:

•	Salaries and employee benefits increased $1.6 million or 3% to $50.3 million for the first quarter of 2019 compared to $48.7 million for the same quarter in 2018.

•	Professional fees increased $1.9 million or 20% to $11.4 million for the first quarter of 2019 compared to $9.4 million for the same period in 2018.

•
Core deposit and customer relationship intangibles amortization increased $979,000 to $2.8 million for the first quarter of 2019 compared to $1.9 million for the first quarter of 2018, which was partially due to the write-off of $329,000 of core deposit intangibles related to the branch sales at Wisconsin Bank & Trust.

•
Gains on sales/valuations of assets, net, totaled $3.0 million and $197,000 for the first quarter of 2019 and 2018, respectively, with the increase of $2.8 million primarily attributable to the sale of the Wisconsin Bank & Trust branches.

•
Restructuring expenses totaled $3.2 million for the first quarter of 2019 compared to $2.6 million during the first quarter of 2018, which was an increase of $663,000 or 26%. Restructuring expenses in the first quarter of 2019 related to the wind down of Citizens' Finance Company and the legacy mortgage lending operations and consisted of severance and retention payments for employees, software discontinuation fees and expected lease buyouts.

•
Other noninterest expenses were $11.2 million for the first quarter of 2019 compared to $9.8 million for the first quarter of 2018, which was an increase of $1.4 million or 14%. Included in this increase was a write-down of $475,000 on a partnership investment that qualifies for solar energy tax credits.

The increases in salaries and employee benefits, professional fees, and the remainder of the increases in core deposit and customer relationship intangibles amortization and other noninterest expenses were primarily attributable to recent acquisitions.

Heartland's effective tax rate was 20.88% for the first quarter of 2019 compared to 18.04% for the first quarter of 2018. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $281,000 for the first quarter of 2019 compared to $307,000 for the first quarter of 2018. Included in Heartland's first quarter 2019 tax calculation was a solar energy tax credit totaling $314,000. Tax-exempt interest income as a percentage of pre-tax income declined to 13.35% during the first quarter of 2019 from 20.46% during the first quarter of 2018.

Loans and Deposits Decrease Since December 31, 2018

Total assets were $11.31 billion at March 31, 2019, a decrease of $95.5 million or 1% from $11.41 billion at year-end 2018. Securities represented 22% and 24% of total assets at March 31, 2019, and December 31, 2018, respectively.

Total loans held to maturity were $7.33 billion at March 31, 2019, compared to $7.41 billion at year-end 2018, a decrease of $76.2 million or 1%. During the first quarter of 2019, the sale of two branches at Dubuque Bank and Trust Company was announced, which included $20.3 million of loans that were classified as held for sale at March 31, 2019. Heartland also reclassified commercial loans with balances of $11.8 million at March 31, 2019, to held for sale as part of a plan to exit a small lease portfolio. Exclusive of these transactions, total loans held to maturity decreased $44.0 million or less than 1% since year-end 2018. Loan changes by category were:

•
Commercial and commercial real estate loans totaled $5.75 billion at March 31, 2019, compared to $5.73 billion at December 31, 2018, which was an increase of $13.3 million or less than 1%. Excluding $14.9 million of commercial and commercial real estate loans classified as held for sale during the quarter, commercial and commercial real estate loans increased $28.2 million or less than 1% since year-end.

•
Agricultural and agricultural real estate loans totaled $544.8 million at March 31, 2019, compared to $565.4 million at year-end, which was a decrease of $20.6 million or 4%. Excluding $6.6 million of agricultural and agricultural real estate loans classified as held for sale during the quarter, agricultural and agricultural real estate loans decreased $14.0 million or 2% since December 31, 2018.

•
Residential mortgage loans decreased $43.2 million or 6% to $630.4 million at March 31, 2019, from $673.6 million at year-end. Excluding $2.0 million of residential mortgage loans classified as held for sale during the quarter, residential mortgage loans decreased $41.2 million or 6% since year-end.

•
Consumer loans decreased $27.6 million or 6% to $412.6 million at March 31, 2019, compared to $440.2 million at December 31, 2018. Excluding $8.6 million of loans classified as held for sale during the quarter, consumer loans decreased $19.0 million or 4% since year-end.

"We continued to see commercial and commercial real estate loan growth this quarter. The decreases in the residential mortgage and consumer loans were primarily the result of customers refinancing loans due to recent mortgage interest rate decreases," said Lee.

Total deposits were $9.35 billion as of March 31, 2019, compared to $9.40 billion at year-end 2018, a decrease of $43.5 million or less than 1%. The deposits classified as held for sale in conjunction with the branch sale announced at Dubuque Bank and Trust Company totaled $77.0 million at March 31, 2019. Excluding deposits classified as held for sale during the quarter, total deposits increased $33.5 million or less than 1% since December 31, 2018. Deposit changes by category were:

•
Demand deposits decreased $145.8 million or 4% to $3.12 billion at March 31, 2019, compared to $3.26 billion at December 31, 2018. Excluding $17.3 million of demand deposits classified as held for sale during the quarter, demand deposits decreased $128.6 million or 4% since year-end 2018.

•
Savings deposits increased $38.0 million or 1% to $5.15 billion at March 31, 2019, from $5.11 billion at December 31, 2018. Excluding savings deposits of $47.8 million classified as held for sale during the quarter, savings deposits increased $85.8 million or 2% since year-end 2018.

•
Time deposits increased $64.4 million or 6% to $1.09 billion at March 31, 2019 from $1.02 billion at December 31, 2018. Excluding time deposits of $11.9 million classified as held for sale during the quarter, time deposits increased $76.2 million or 7% since year-end 2018.

"Demand deposit balances declined during the first quarter, primarily due to commercial and public fund outflows, which tend to be seasonal. However, non-time deposits represent a healthy 88 percent of total deposits at March 31, 2019," Lee stated.

Nonperforming Assets Increase Since December 31, 2018

Nonperforming assets increased $5.1 million or 6% to $84.4 million or 0.75% of total assets at March 31, 2019, compared to $79.3 million or 0.69% of total assets at December 31, 2018. Nonperforming loans were $79.0 million or 1.08% of total loans at March 31, 2019, compared to $72.7 million or 0.98% of total loans at December 31, 2018. The increase is primarily related to two agribusiness relationships that were originated in Heartland's Midwestern markets. At March 31, 2019, loans delinquent 30-89 days were 0.47% of total loans compared to 0.21% of total loans at December 31, 2018.

The allowance for loan losses at March 31, 2019, was 0.85% of loans and 79.29% of nonperforming loans, compared to 0.84% of loans and 85.27% of nonperforming loans at December 31, 2018. The provision for loan losses decreased $2.6 million to $1.6 million for the first quarter of 2019 compared to $4.3 million for the same quarter in 2018.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•
Annualized return on average common tangible equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.

•
Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.

•
Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.

•
Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•
Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 28, 2020, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $11.3 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 116 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2019	2018
Interest Income
Interest and fees on loans	$100,456	$85,651
Interest on securities:
Taxable	15,876	11,577
Nontaxable	3,093	3,579
Interest on federal funds sold	4	—
Interest on deposits with other banks and other short-term investments	1,292	407
Total Interest Income	120,721	101,214
Interest Expense
Interest on deposits	13,213	5,766
Interest on short-term borrowings	889	268
Interest on other borrowings	3,664	3,596
Total Interest Expense	17,766	9,630
Net Interest Income	102,955	91,584
Provision for loan losses	1,635	4,263
Net Interest Income After Provision for Loan Losses	101,320	87,321
Noninterest Income
Service charges and fees	12,794	10,079
Loan servicing income	1,729	1,754
Trust fees	4,474	4,680
Brokerage and insurance commissions	734	907
Securities gains/(losses), net	1,575	1,441
Unrealized gain/(loss) on equity securities, net	258	(28)
Net gains on sale of loans held for sale	3,176	4,051
Valuation adjustment on servicing rights	(589)	(2)
Income on bank owned life insurance	899	614
Other noninterest income	1,667	1,220
Total Noninterest Income	26,717	24,716
Noninterest Expense
Salaries and employee benefits	50,285	48,710
Occupancy	6,607	6,043
Furniture and equipment	2,692	2,749
Professional fees	11,379	9,448
Advertising	2,325	1,940
Core deposit and customer relationship intangibles amortization	2,842	1,863
Other real estate and loan collection expenses	701	732
(Gain)/loss on sales/valuations of assets, net	(3,004)	(197)
Restructuring expenses	3,227	2,564
Other noninterest expenses	11,176	9,794
Total Noninterest Expense	88,230	83,646
Income Before Income Taxes	39,807	28,391
Income taxes	8,310	5,123
Net Income	31,497	23,268
Preferred dividends	—	(13)
Net Income Available to Common Stockholders	$31,497	$23,255
Earnings per common share-diluted	$0.91	$0.76
Weighted average shares outstanding-diluted	34,699,839	30,645,212

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Interest Income
Interest and fees on loans	$100,456	$105,700	$105,733	$96,787	$85,651
Interest on securities:
Taxable	15,876	15,851	14,433	12,270	11,577
Nontaxable	3,093	3,467	3,490	3,584	3,579
Interest on federal funds sold	4	—	—	—	—
Interest on deposits with other banks and other short-term investments	1,292	1,285	1,238	768	407
Total Interest Income	120,721	126,303	124,894	113,409	101,214
Interest Expense
Interest on deposits	13,213	11,826	10,092	7,983	5,766
Interest on short-term borrowings	889	417	464	547	268
Interest on other borrowings	3,664	3,777	3,660	3,470	3,596
Total Interest Expense	17,766	16,020	14,216	12,000	9,630
Net Interest Income	102,955	110,283	110,678	101,409	91,584
Provision for loan losses	1,635	9,681	5,238	4,831	4,263
Net Interest Income After Provision for Loan Losses	101,320	100,602	105,440	96,578	87,321
Noninterest Income
Service charges and fees	12,794	13,660	12,895	12,072	10,079
Loan servicing income	1,729	2,061	1,670	1,807	1,754
Trust fees	4,474	4,599	4,499	4,615	4,680
Brokerage and insurance commissions	734	1,618	1,111	877	907
Securities gains/(losses), net	1,575	48	(145)	(259)	1,441
Unrealized gain/(loss) on equity securities, net	258	115	54	71	(28)
Net gains on sale of loans held for sale	3,176	3,189	7,410	6,800	4,051
Valuation adjustment on servicing rights	(589)	(58)	230	(216)	(2)
Income on bank owned life insurance	899	587	892	700	614
Other noninterest income	1,667	1,226	1,149	1,167	1,220
Total Noninterest Income	26,717	27,045	29,765	27,634	24,716
Noninterest Expense
Salaries and employee benefits	50,285	46,729	49,921	50,758	48,710
Occupancy	6,607	6,622	6,348	6,315	6,043
Furniture and equipment	2,692	3,126	3,470	3,184	2,749
Professional fees	11,379	10,630	12,800	10,632	9,448
Advertising	2,325	2,726	2,754	2,145	1,940
Core deposit and customer relationship intangibles amortization	2,842	2,592	2,626	2,274	1,863
Other real estate and loan collection expenses	701	574	784	948	732
(Gain)/loss on sales/valuations of assets, net	(3,004)	(35)	912	1,528	(197)
Restructuring expenses	3,227	—	—	—	2,564
Other noninterest expenses	11,176	15,857	12,924	11,098	9,794
Total Noninterest Expense	88,230	88,821	92,539	88,882	83,646
Income Before Income Taxes	39,807	38,826	42,666	35,330	28,391
Income taxes	8,310	6,685	8,956	7,451	5,123
Net Income	31,497	32,141	33,710	27,879	23,268
Preferred dividends	—	—	(13)	(13)	(13)
Net Income Available to Common Stockholders	$31,497	$32,141	$33,697	$27,866	$23,255
Earnings per common share-diluted	$0.91	$0.93	$0.97	$0.85	$0.76
Weighted average shares outstanding-diluted	34,699,839	34,670,180	34,644,187	32,830,751	30,645,212

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Assets
Cash and due from banks	$174,198	$223,135	$196,847	$193,069	$143,071
Interest bearing deposits with other banks and other short-term investments	318,303	50,495	240,528	194,937	123,275
Cash and cash equivalents	492,501	273,630	437,375	388,006	266,346
Time deposits in other financial institutions	4,675	4,672	5,836	6,803	6,297
Securities:
Carried at fair value	2,400,460	2,450,709	2,274,215	2,197,117	2,027,665
Held to maturity, at cost	88,089	236,283	239,908	244,271	249,766
Other investments, at cost	27,506	28,396	26,656	26,725	22,982
Loans held for sale	69,716	119,801	77,727	55,684	24,376
Loans:
Held to maturity	7,331,544	7,407,697	7,365,493	7,477,697	6,746,015
Allowance for loan losses	(62,639)	(61,963)	(61,221)	(61,324)	(58,656)
Loans, net	7,268,905	7,345,734	7,304,272	7,416,373	6,687,359
Premises, furniture and equipment, net	190,215	194,676	198,224	199,959	172,862
Goodwill	391,668	391,668	391,668	391,668	270,305
Core deposit and customer relationship intangibles, net	44,637	47,479	50,071	52,698	41,063
Servicing rights, net	28,968	31,072	32,039	31,996	25,471
Cash surrender value on life insurance	163,764	162,892	162,216	159,302	143,444
Other real estate, net	5,391	6,153	11,908	11,074	11,801
Other assets	136,000	114,841	123,017	120,244	106,126
Total Assets	$11,312,495	$11,408,006	$11,335,132	$11,301,920	$10,055,863
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,118,909	$3,264,737	$3,427,819	$3,399,598	$3,094,457
Savings	5,145,929	5,107,962	4,958,430	4,864,773	4,536,106
Time	1,088,104	1,023,730	1,125,914	1,224,773	910,977
Total deposits	9,352,942	9,396,429	9,512,163	9,489,144	8,541,540
Deposits held for sale	118,564	106,409	50,312	—	—
Short-term borrowings	104,314	227,010	131,139	229,890	131,240
Other borrowings	268,312	274,905	277,563	258,708	276,118
Accrued expenses and other liabilities	96,261	78,078	83,562	68,431	55,460
Total Liabilities	9,940,393	10,082,831	10,054,739	10,046,173	9,004,358
Stockholders' Equity
Preferred equity	—	—	—	938	938
Common stock	34,604	34,477	34,473	34,438	31,068
Capital surplus	745,596	743,095	742,080	740,128	557,990
Retained earnings	603,506	579,252	553,662	524,786	500,959
Accumulated other comprehensive loss	(11,604)	(31,649)	(49,822)	(44,543)	(39,450)
Total Equity	1,372,102	1,325,175	1,280,393	1,255,747	1,051,505
Total Liabilities and Equity	$11,312,495	$11,408,006	$11,335,132	$11,301,920	$10,055,863

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Average Balances
Assets	$11,267,214	$11,371,247	$11,291,289	$10,643,306	$9,759,936
Loans, net of unearned	7,412,855	7,436,497	7,462,176	7,123,182	6,525,553
Deposits	9,356,204	9,596,807	9,530,743	9,018,945	8,251,140
Earning assets	10,129,957	10,225,409	10,154,591	9,614,800	8,857,801
Interest bearing liabilities	6,622,149	6,557,185	6,544,949	6,205,187	5,694,337
Common stockholders' equity	1,336,250	1,290,691	1,263,226	1,139,876	1,011,580
Total stockholders' equity	1,336,250	1,290,691	1,263,795	1,140,814	1,012,518
Tangible common stockholders' equity (non-GAAP)	898,092	849,851	819,966	767,732	723,898

Key Performance Ratios
Annualized return on average assets	1.13%	1.12%	1.18%	1.05%	0.97%
Annualized return on average common equity (GAAP)	9.56%	9.88%	10.58%	9.81%	9.32%
Annualized return on average tangible common equity (non-GAAP)(1)	15.24%	15.96%	17.31%	15.50%	13.85%
Annualized ratio of net charge-offs to average loans	0.05%	0.48%	0.28%	0.12%	0.08%
Annualized net interest margin (GAAP)	4.12%	4.28%	4.32%	4.23%	4.19%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	4.18%	4.34%	4.38%	4.30%	4.26%
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	65.23%	59.35%	62.51%	64.94%	68.21%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common shareholders (GAAP)	$31,497	$32,141	$33,697	$27,866	$23,255
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,245	2,048	2,075	1,796	1,472
Adjusted net income available to common shareholders (non-GAAP)	$33,742	$34,189	$35,772	$29,662	$24,727

Average common stockholders' equity (GAAP)	$1,336,250	$1,290,691	$1,263,226	$1,139,876	$1,011,580
Less average goodwill	391,668	391,668	391,668	325,781	250,172
Less average core deposit and customer relationship intangibles, net	46,490	49,172	51,592	46,363	37,510
Average tangible common stockholders' equity (non-GAAP)	$898,092	$849,851	$819,966	$767,732	$723,898
Annualized return on average common equity (GAAP)	9.56%	9.88%	10.58%	9.81%	9.32%
Annualized return on average tangible common equity (non-GAAP)	15.24%	15.96%	17.31%	15.50%	13.85%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$102,955	$110,283	$110,678	$101,409	$91,584
Plus tax-equivalent adjustment(2)	1,412	1,565	1,544	1,575	1,544
Net interest income, fully tax-equivalent (non-GAAP)	$104,367	$111,848	$112,222	$102,984	$93,128

Average earning assets	$10,129,957	$10,225,409	$10,154,591	$9,614,800	$8,857,801

Annualized net interest margin (GAAP)	4.12%	4.28%	4.32%	4.23%	4.19%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.18%	4.34%	4.38%	4.30%	4.26%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net interest income	$102,955	$110,283	$110,678	$101,409	$91,584
Tax-equivalent adjustment(1)	1,412	1,565	1,544	1,575	1,544
Fully tax-equivalent net interest income	104,367	111,848	112,222	102,984	93,128
Noninterest income	26,717	27,045	29,765	27,634	24,716
Securities (gains)/losses, net	(1,575)	(48)	145	259	(1,441)
Unrealized (gain)/loss on equity securities, net	(258)	(115)	(54)	(71)	28
Valuation adjustment on servicing rights	589	58	(230)	216	2
Adjusted income	$129,840	$138,788	$141,848	$131,022	$116,433

Total noninterest expenses	$88,230	$88,821	$92,539	$88,882	$83,646
Less:
Core deposit and customer relationship intangibles amortization	2,842	2,592	2,626	2,274	1,863
Partnership investment in tax credit projects	475	3,895	338	—	—
(Gain)/loss on sales/valuation of assets, net	(3,004)	(35)	912	1,528	(197)
Restructuring expenses	3,227	—	—	—	2,564
Adjusted noninterest expenses	$84,690	$82,369	$88,663	$85,080	$79,416

Efficiency ratio, fully tax-equivalent (non-GAAP)	65.23%	59.35%	62.51%	64.94%	68.21%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Common Share Data
Book value per common share	$39.65	$38.44	$37.14	$36.44	$33.81
Tangible book value per common share (non-GAAP)(1)	$27.04	$25.70	$24.33	$23.53	$23.79
Common shares outstanding, net of treasury stock	34,603,611	34,477,499	34,473,029	34,438,445	31,068,239
Tangible common equity ratio (non-GAAP)(1)	8.60%	8.08%	7.70%	7.46%	7.59%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common stockholders' equity (GAAP)	$1,372,102	$1,325,175	$1,280,393	$1,254,809	$1,050,567
Less goodwill	391,668	391,668	391,668	391,668	270,305
Less core deposit and customer relationship intangibles, net	44,637	47,479	50,071	52,698	41,063
Tangible common stockholders' equity (non-GAAP)	$935,797	$886,028	$838,654	$810,443	$739,199

Common shares outstanding, net of treasury stock	34,603,611	34,477,499	34,473,029	34,438,445	31,068,239
Common stockholders' equity (book value) per share (GAAP)	$39.65	$38.44	$37.14	$36.44	$33.81
Tangible book value per common share (non-GAAP)	$27.04	$25.70	$24.33	$23.53	$23.79

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common stockholders' equity (non-GAAP)	$935,797	$886,028	$838,654	$810,443	$739,199

Total assets (GAAP)	$11,312,495	$11,408,006	$11,335,132	$11,301,920	$10,055,863
Less goodwill	391,668	391,668	391,668	391,668	270,305
Less core deposit and customer relationship intangibles, net	44,637	47,479	50,071	52,698	41,063
Total tangible assets (non-GAAP)	$10,876,190	$10,968,859	$10,893,393	$10,857,554	$9,744,495
Tangible common equity ratio (non-GAAP)	8.60%	8.08%	7.70%	7.46%	7.59%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$5,745,051	$5,731,712	$5,610,953	$5,721,138	$5,129,777
Residential mortgage	630,433	673,603	676,941	683,051	624,725
Agricultural and agricultural real estate	544,805	565,408	574,048	562,353	518,386
Consumer	412,573	440,158	506,181	512,899	474,929
Unearned discount and deferred loan fees	(1,318)	(3,184)	(2,630)	(1,744)	(1,802)
Total loans held to maturity	$7,331,544	$7,407,697	$7,365,493	$7,477,697	$6,746,015

Other Selected Trend Information
Effective tax rate	20.88%	17.22%	20.99%	21.09%	18.04%
Full time equivalent employees	1,976	2,045	2,124	2,216	2,022

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Allowance for Loan Losses
Balance, beginning of period	$61,963	$61,221	$61,324	$58,656	$55,686
Provision for loan losses	1,635	9,681	5,238	4,831	4,263
Charge-offs	(1,950)	(9,777)	(6,120)	(3,164)	(2,224)
Recoveries	991	838	779	1,001	931
Balance, end of period	$62,639	$61,963	$61,221	$61,324	$58,656

Asset Quality
Nonaccrual loans	$77,294	$71,943	$73,060	$69,376	$64,806
Loans past due ninety days or more	1,706	726	154	54	22
Other real estate owned	5,391	6,153	11,908	11,074	11,801
Other repossessed assets	8	459	495	499	423
Total nonperforming assets	$84,399	$79,281	$85,617	$81,003	$77,052

Performing troubled debt restructured loans	$3,460	$4,026	$4,180	$4,012	$3,206

Nonperforming Assets Activity
Balance, beginning of period	$79,281	$85,617	$81,003	$77,052	$74,599
Net loan charge offs	(959)	(8,939)	(5,341)	(2,163)	(1,293)
New nonperforming loans	15,314	17,332	16,965	16,254	8,546
Acquired nonperforming assets	—	—	—	7,973	2,459
Reduction of nonperforming loans(1)	(6,238)	(6,065)	(5,085)	(15,696)	(6,549)
OREO/Repossessed assets sales proceeds	(2,092)	(8,390)	(1,064)	(1,541)	(657)
OREO/Repossessed assets writedowns, net	(462)	(230)	(886)	(993)	(16)
Net activity at Citizens Finance Co.	(445)	(44)	25	117	(37)
Balance, end of period	$84,399	$79,281	$85,617	$81,003	$77,052

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.08%	0.98%	0.99%	0.93%	0.96%
Ratio of nonperforming assets to total assets	0.75%	0.69%	0.76%	0.72%	0.77%
Annualized ratio of net loan charge-offs to average loans	0.05%	0.48%	0.28%	0.12%	0.08%
Allowance for loan losses as a percent of loans	0.85%	0.84%	0.83%	0.82%	0.87%
Allowance for loan losses as a percent of nonperforming loans	79.29%	85.27%	83.62%	88.32%	90.48%
Loans delinquent 30-89 days as a percent of total loans	0.47%	0.21%	0.62%	0.30%	0.21%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,169,016	$15,876	2.97%	$2,184,096	$15,851	2.88%	$1,827,611	$11,577	2.57%
Nontaxable(1)	391,724	3,915	4.05	427,332	4,388	4.07	448,641	4,530	4.09
Total securities	2,560,740	19,791	3.13	2,611,428	20,239	3.07	2,276,252	16,107	2.87
Interest on deposits with other banks and other short-term investments	218,445	1,292	2.40	238,087	1,285	2.14	112,024	407	1.47
Federal funds sold	560	4	2.90	309	—	—	—	—	—
Loans:(2)
Commercial and commercial real estate(1)	5,745,180	78,083	5.51	5,644,475	77,822	5.47	4,910,797	62,813	5.19
Residential mortgage	673,682	7,179	4.32	704,012	8,682	4.89	642,181	6,851	4.33
Agricultural and agricultural real estate(1)	554,506	7,301	5.34	568,904	7,752	5.41	513,780	6,004	4.74
Consumer	439,487	6,479	5.98	519,106	9,355	7.15	458,795	8,660	7.66
Fees on loans		2,004	—	—	2,733	—		1,916	—
Less: allowance for loan losses	(62,643)	—	—	(60,912)	—	—	(56,028)	—	—
Net loans	7,350,212	101,046	5.58	7,375,585	106,344	5.72	6,469,525	86,244	5.41
Total earning assets	10,129,957	122,133	4.89%	10,225,409	127,868	4.96%	8,857,801	102,758	4.70%
Nonearning Assets	1,137,257			1,145,838			902,135
Total Assets	$11,267,214			$11,371,247			$9,759,936
Interest Bearing Liabilities(3)
Savings	$5,121,179	$10,083	0.80%	$5,071,573	$8,817	0.69%	$4,358,508	$3,791	0.35%
Time deposits	1,034,744	3,130	1.23	1,088,122	3,009	1.10	907,928	1,975	0.88
Short-term borrowings	195,390	889	1.85	121,053	417	1.37	147,738	268	0.74
Other borrowings	270,836	3,664	5.49	276,437	3,777	5.42	280,163	3,596	5.21
Total interest bearing liabilities	6,622,149	17,766	1.09%	6,557,185	16,020	0.97%	5,694,337	9,630	0.69%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,200,281			3,437,112			2,984,704
Accrued interest and other liabilities	108,534			86,259			68,377
Total noninterest bearing liabilities	3,308,815			3,523,371			3,053,081
Stockholders' Equity	1,336,250			1,290,691			1,012,518
Total Liabilities and Stockholders' Equity	$11,267,214			$11,371,247			$9,759,936
Net interest income, fully tax-equivalent (non-GAAP)(1)		$104,367			$111,848			$93,128
Net interest spread(1)			3.80%			3.99%			4.01%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.18%			4.34%			4.26%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Total Assets
Citywide Banks	$2,214,105	$2,307,284	$2,300,018	$2,295,261	$2,299,818
Dubuque Bank and Trust Company	1,550,487	1,480,914	1,523,447	1,500,108	1,490,100
New Mexico Bank & Trust	1,500,024	1,492,555	1,465,020	1,466,311	1,416,788
First Bank & Trust	1,099,759	1,109,929	1,112,464	1,123,559	—
Wisconsin Bank & Trust	1,031,305	1,114,352	1,051,160	1,034,075	1,017,053
Premier Valley Bank	855,473	849,696	851,358	846,215	805,014
Illinois Bank & Trust	810,357	804,907	795,132	815,905	751,371
Arizona Bank & Trust	669,806	658,714	650,032	653,596	633,474
Minnesota Bank & Trust	657,187	666,564	649,179	660,469	631,852
Morrill & Janes Bank and Trust Company	564,833	571,012	592,786	602,630	648,568
Rocky Mountain Bank	489,135	490,453	492,063	504,243	490,917
Total Deposits(1)
Citywide Banks	$1,802,701	$1,848,373	$1,905,830	$1,867,626	$1,914,726
Dubuque Bank and Trust Company	1,245,553	1,214,541	1,217,976	1,136,431	1,193,271
New Mexico Bank & Trust	1,313,708	1,307,464	1,267,844	1,242,673	1,202,051
First Bank & Trust	857,313	861,629	875,170	887,181	—
Wisconsin Bank & Trust	872,090	927,821	891,167	874,035	835,919
Premier Valley Bank	676,849	639,194	706,125	696,460	660,070
Illinois Bank & Trust	735,101	715,482	726,790	753,022	674,391
Arizona Bank & Trust	593,089	574,762	550,530	558,895	567,515
Minnesota Bank & Trust	546,706	560,399	544,513	561,257	533,893
Morrill & Janes Bank and Trust Company	473,712	489,471	511,154	498,798	558,174
Rocky Mountain Bank	426,503	424,700	429,167	443,359	429,000
Net Income
Citywide Banks	$7,283	$7,005	$7,762	$7,018	$5,463
Dubuque Bank and Trust Company	5,011	6,002	4,458	4,426	3,214
New Mexico Bank & Trust	7,847	6,007	7,104	7,043	6,444
First Bank & Trust	2,792	3,334	3,932	1,925	—
Wisconsin Bank & Trust	4,707	3,229	3,735	2,470	2,617
Premier Valley Bank	2,411	2,930	3,006	2,664	2,373
Illinois Bank & Trust	2,632	2,180	2,419	2,421	2,712
Arizona Bank & Trust	2,780	1,951	2,660	3,623	2,104
Minnesota Bank & Trust	1,454	1,038	2,167	581	762
Morrill & Janes Bank and Trust Company	1,172	324	165	961	1,186
Rocky Mountain Bank	1,358	1,230	1,210	1,185	1,172

(1) Includes deposits held for sale.